                                                                    EXHIBIT 99.3


                AMENDMENT TO NOTE PURCHASE AND SECURITY AGREEMENT

         Amendment dated July 8, 2003 (the "Amendment"), among New World EnbcDeb Corp. (the "Company"), New World Restaurant Group, Inc. (the "Preferred Issuer"), Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd. (collectively, the "New Purchaser") and Jefferies & Company, Inc., as purchaser (the "Purchaser") and as collateral agent (in such capacity, the "Collateral Agent') for the holders of the Notes, to the Note Purchase and Security Agreement dated as of June 19, 2001 (the "Agreement") among the Company, the Preferred Issuer, the Purchaser and the Collateral Agent. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

         WHEREAS, pursuant to Section 6.11 of the Agreement, the Preferred Issuer has agreed to issue to the Holders Preferred Stock at the option of each Holder;

         WHEREAS, the Preferred Stock is to have the terms set forth in Exhibit B to the Agreement;

         WHEREAS, the Purchaser held $4,337,480.64 principal amount of the Notes as of June27, 2003; and

         WHEREAS, effective July 8, 2003, the New Purchaser purchased 100% of the outstanding principal amount of the Notes from the Purchaser; and

         WHEREAS, the New Purchaser and the Preferred Issuer, subject to the refinancing of the Preferred Issuer's Senior Secured Increasing Rate Notes due 2003, wish to fix the terms of the Preferred Stock and the parties wish to enter into certain other agreements;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company, the Preferred Issuer, the New Purchaser, the Purchaser and the Collateral Agent hereby agree as follows:

         1. Representation and Warranties of Purchaser. Purchaser represents and warrants that Purchaser held $4,337,480.64 principal amount of the Notes as of June27, 2003. Purchaser further represents and warrants that effective July 8, 2003 it sold $4,337,480.64 principal amount of such Notes to New Purchaser. The representations in this Section 1 by Purchaser are based upon the reliability and accuracy of the Company's representation in Section 3.

         2. Representations and Warranties of New Purchaser. New Purchaser represents and warrants that as of the date hereof it owns $4,337,480.64 principal amount of the Notes. The representation in this Section 2 by New Purchaser is based upon the reliability and accuracy of the Company's representation in Section 3.

         3. Representations and Warranties of the Company. The Company represents and warrants that, as of the date hereof, there is $4,337,480.64 aggregate principal amount of the Notes.

         4. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon consummation by the Preferred Issuer on or prior to July 15, 2003 of a refinancing of its existing Senior Secured Increasing Rate Notes due 2003 pursuant to a Rule 144A offering of $160,000,000 principal amount of Senior Secured Notes for which Purchaser has acted as sole placement agent substantially on the terms set forth in Preferred Issuer's Offering Circular dated June 27, 2003 (the "Refinancing").

         5. Prior Amendments. This Amendment will supercede in its entirety Amendment No. 1 to the Note Purchase and Security Agreement dated January 30, 2001, the Amendment to the Note Purchase and Security Agreement dated May 16, 2003 and the Amendment to the Note Purchase and Security Agreement dated June 26, 2003.

         6. Terms of Preferred Stock. Anything contained in the Agreement to the contrary notwithstanding, in the event the Preferred Issuer consummates the Refinancing, the Preferred Issuer shall, upon and contemporaneously with the consummation of such Refinancing, issue an aggregate of 4,337.481 authorized but unissued shares of its Series F Preferred Stock to the New Purchaser in full satisfaction of the Preferred Issuer's obligations under Section 6.11 of the Agreement. The shares of Series F Preferred Stock shall be allocated among Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd. based upon the percentages set forth in Exhibit A and the portion of the consideration payable by Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd. shall based upon the percentages set forth in Exhibit A.

         7. Warrants. Anything contained in Exhibit B to the Agreement to the contrary notwithstanding, the Preferred Issuer shall have no obligation to issue any warrants to the Holders or the New Purchaser.

         8. Full Satisfaction. Upon the issuance to the New Purchaser of the Series F Preferred Stock contemplated by Section 6 of this Amendment, neither the Company nor the Preferred Issuer shall have any further obligations to the Holders under or by virtue of the Agreement or the Notes or the Consulting Engagement Letter.

         9. Effect on Agreement. Except as amended hereby, the provisions of the Agreement shall remain in full force and effect. Except as expressly stated herein, the execution of this Amendment shall be without prejudice to, and with full reservation of, any rights any party hereto may otherwise have.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                       NEW WORLD ENBCDEB CORP.



                                       By:_______________________________


                                       NEW WORLD RESTAURANT GROUP, INC.


                                       By:
                                           -------------------------------------


                                       JEFFERIES & COMPANY, INC.
                                       As Purchaser and as Collateral Agent


                                       By:
                                           -------------------------------------


                                       GREENLIGHT CAPITAL, L.P.


                                       By:
                                           -------------------------------------


                                       GREENLIGHT CAPITAL QUALIFIED, L.P.


                                       By:
                                           -------------------------------------


                                       GREENLIGHT CAPITAL OFFSHORE, LTD.


                                       By:
                                           -------------------------------------

                                                                       Exhibit A


                                   Allocation

ENTITY                                                   PERCENTAGE
------                                                   ----------
Greenlight Capital, L.P.                                     9.54%
Greenlight Capital Qualified, L.P.                          36.41%
Greenlight Capital Offshore, Ltd.                           54.05%
                                                           ------
   Total                                                   100.00%